Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of ____________, 2026, is between AGENCIA COMERCIAL SPIRITS LTD, a company incorporated under the laws of the Cayman Islands, with headquarters located at No. 23-1, Shenzun Rd., Shengang Dist., Taichung City 429014, Taiwan (R.O.C) (the “Company”), and the investor(s) as set forth on the signature page (each a “Buyer”).

WITNESSETH

WHEREAS, the Company and each Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase the Class A Ordinary Shares (as defined below) of the Company pursuant to a registration statement on Form F-1 (together with all the amendments and supplements, the “Registration Statement”) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on June 17, 2026 and to be declared effective under the Securities Act;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to an aggregate of 20,000,000 of the Company’s Class A Ordinary Shares, US$0.00004 par value per share (the “Class A Ordinary Shares” or the “Securities”), at an assumed public offering price range of US$9.00 to US$12.00 per Class A Ordinary Share in the respective amounts determined in accordance with Section 1(e) hereof (the “Subscription Amount”).

WHEREAS, as of the date of this Agreement, the Registration Statement has been filed with the SEC but has not been declared effective under the Securities Act, and the parties intend that, in compliance with Section 5 of the Securities Act: (i) each Buyer’s execution of this Agreement and payment of the Deposit shall constitute a non-binding offer by such Buyer to subscribe for the Securities; (ii) no sale of, or binding agreement to purchase or sell, any Securities shall arise, and the Company shall not accept any such offer, unless and until the Registration Statement has been declared effective and the Company has accepted such Buyer’s subscription; and (iii) the Deposit shall be held, applied or refunded as provided in Sections 1 and 7 hereof, and shall be refundable in full if the Registration Statement is not declared effective on or before the Long Stop Date;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF SECURITIES.

(a) Purchase of the Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company at the Closing (as defined below) Securities in amounts corresponding with the Subscription Amount set forth on such Buyer’s signature page hereof.

(b) Closing Dates. The date and time of the closing of the purchase of Class A Ordinary Shares by the Buyer(s) (the “Closing”) shall be 10:00 a.m., New York time, within two (2) Business Days on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (the “Closing Date”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Form of Payment; Deliveries. Subject to the satisfaction of the terms and conditions of this Agreement:

(i)	Initial Deposit. Concurrently with the execution of this Agreement, each Buyer shall deliver to the Company by wire transfer of immediately available funds to the bank account designated in writing by the Company (the initial wire instructions for which are set forth in Exhibit A attached hereto) an amount equal to ten percent (10%) of the product of the number of Class A Ordinary Shares for which such Buyer subscribes (as set forth on such Buyer’s signature page) and the Assumed Price (as defined in Section 1(e) below) (the “Deposit”), it being acknowledged that the Deposit is calculated by reference to the Assumed Price and is subject to adjustment following determination of the Purchase Price in accordance with Section 1(e) hereof. Prior to the Effective Date and the Company’s acceptance of such Buyer’s subscription, (i) the payment of the Deposit shall not constitute consideration for any completed sale of, or a binding obligation by the Company to sell or by such Buyer to purchase, any Securities, and (ii) the Deposit shall be fully refundable to such Buyer in the circumstances set forth in Section 7 hereof, including, without limitation, if the Registration Statement is not declared effective on or before the Long Stop Date. Following the Effective Date and the Company’s acceptance of such Buyer’s subscription, the Deposit shall be applied toward the Purchase Price for the Securities at the Closing in the manner set forth in Section 1(c)(ii) hereof and, from and after such acceptance, shall be non-refundable except as otherwise expressly provided in Section 7 hereof.

(ii)	Closing Payment. On the Closing Date, each Buyer shall deliver to the Company by wire transfer of immediately available funds to a bank account designated in writing by the Company (the initial wire instructions for which are set forth in Exhibit A attached hereto) the balance of such Buyer’s Subscription Amount (for the avoidance of doubt, being the Subscription Amount minus the Deposit already paid), and the Company shall issue and deliver to each Buyer the number of Class A Ordinary Shares which such Buyer is purchasing at such Closing as set forth on such Buyer’s signature page hereof.

(iii)	Direct Payment; No Escrow; No Sale Prior to Effectiveness. Notwithstanding anything to the contrary in this Agreement, (A) all payments to be made by each Buyer hereunder shall be made directly to the Company, (B) no funds shall be deposited into any escrow account or with any third-party escrow agent in connection with this Agreement or the transactions contemplated hereby, and (C) no underwriter, placement agent, broker, finder or other intermediary shall receive, hold or disburse any funds in connection with the subscription for the Securities. The initial wire transfer instructions for payments under this Agreement are set forth in Exhibit A attached hereto. The Company may update such instructions by providing such Buyer with written notice of any change at least two (2) Business Days prior to the applicable payment date. Notwithstanding any other provision of this Agreement, and to ensure that this Agreement is consistent with Section 5 of the Securities Act and with the Prospectus, the parties acknowledge and agree that: (i) this Agreement is entered into prior to the Effective Date and shall not constitute a binding agreement for the purchase and sale of the Securities, and no sale of any Securities shall occur or be deemed to occur, unless and until the Registration Statement has been declared effective under the Securities Act and the Company has accepted such Buyer’s subscription; (ii) each Buyer’s execution of this Agreement and payment of the Deposit shall constitute a non-binding offer by such Buyer to subscribe for the Securities, which the Company may accept or reject in whole or in part in its sole discretion at or after the Effective Date, and which such Buyer may withdraw by written notice to the Company at any time prior to the Company’s acceptance thereof, in which event the Deposit shall be refunded to such Buyer in accordance with Section 7 hereof; (iii) the Company shall not issue or deliver any Securities, and no proceeds shall be released for the Company’s use, other than at and following the Closing occurring after the Effective Date; and (iv) the terms of the offering described in the Prospectus, including that no investor funds will be placed in escrow and that the proceeds will be available for the Company’s immediate use upon the Closing, apply to the offering from and after the Effective Date and are not modified by the pre-effectiveness arrangements set forth in this Agreement.

(d)	Default; Forfeiture of Deposit. Following the Effective Date and the Company’s acceptance of such Buyer’s subscription, if such Buyer fails to consummate the purchase of the Securities at the Closing for any reason other than (i) the Company’s material breach of its obligations under this Agreement, (ii) the failure of any condition set forth in Section 6 hereof to be satisfied (or waived by such Buyer), or (iii) the termination of this Agreement by such Buyer in accordance with Section 7 hereof, then the Company shall be entitled to retain the Deposit paid by such Buyer as liquidated damages and not as a penalty, and such Deposit shall be the Company’s sole and exclusive remedy for such Buyer’s failure to consummate the Closing. If the Closing is consummated, the Deposit shall be applied in full toward the Subscription Amount payable by such Buyer. For the avoidance of doubt, the Company shall have no right to retain or forfeit the Deposit, and the Deposit shall remain refundable in full, in any circumstance in which a refund of the Deposit is required pursuant to Section 7 hereof, including, without limitation, where the Registration Statement is not declared effective on or before the Long Stop Date or where such Buyer withdraws its subscription prior to the Company’s acceptance thereof.

(e)	Offering Price Range; Determination of the Purchase Price; Adjustment of the Deposit. The Securities are being offered at an assumed public offering price range of US$9.00 to US$12.00 per Class A Ordinary Share (the “Offering Price Range”), with an assumed public offering price of US$10.50 per Class A Ordinary Share, being the mid-point of the Offering Price Range (the “Assumed Price”), in each case as set forth in the Prospectus. The “Purchase Price” shall be the final public offering price per Class A Ordinary Share determined by the Company at the time of pricing of the offering, as set forth in the final Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, and may be the same as, or higher or lower than, the Assumed Price. For the purposes of this Agreement, the “Subscription Amount” of a Buyer means the number of Class A Ordinary Shares for which such Buyer subscribes (as set forth on such Buyer’s signature page) multiplied by the Purchase Price; the estimated subscription amount set forth on such Buyer’s signature page is calculated by reference to the Assumed Price, is provided for the purpose of calculating the Deposit only, and does not limit the final Subscription Amount, which shall be determined by reference to the Purchase Price. Promptly following the determination of the Purchase Price, the Subscription Amount of such Buyer shall be fixed by reference to the Purchase Price, and any difference between the Purchase Price and the Assumed Price shall be adjusted and settled directly through the balance of the Subscription Amount payable by such Buyer at the Closing in accordance with Section 1(c)(ii) hereof. The Deposit shall not be separately adjusted and shall remain equal to ten percent (10%) of the product of the number of Class A Ordinary Shares for which such Buyer subscribes and the Assumed Price; accordingly, the balance payable at the Closing under Section 1(c)(ii) hereof, being the Subscription Amount minus the Deposit already paid, shall reflect the full effect of any such difference, such that (i) if the Purchase Price is less than the Assumed Price, the balance payable at the Closing shall be correspondingly reduced, and (ii) if the Purchase Price is greater than the Assumed Price, the balance payable at the Closing shall be correspondingly increased; provided that, in the event the Deposit already paid exceeds the Subscription Amount, the Company shall refund the amount of such excess to such Buyer at the Closing. This Agreement being non-binding prior to the Effective Date and the Company’s acceptance of such Buyer’s subscription, if any Buyer does not wish to proceed with its subscription at the Purchase Price, such Buyer may withdraw its subscription by written notice to the Company given prior to the Company’s acceptance thereof, in which event the Deposit shall be refunded to such Buyer in full in accordance with Section 7 hereof.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Organization or Capacity; Authority. If such Buyer is an entity, such Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. If such Buyer is an individual, such Buyer is of the age of majority and of full legal capacity in the jurisdiction in which such Buyer is resident, and has the legal capacity, power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) Authorization, Enforcement. This Agreement has been duly and validly authorized (in the case of a Buyer that is an entity), executed and delivered by or on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) in the case of a Buyer that is an entity, result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d) Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Buyer first contacted the Company regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer. The Buyer hereby agrees that it shall not directly or indirectly, engage in any Short Sales involving the Company’s securities. The Buyer acknowledges and agrees that (i) the Deposit delivered by such Buyer hereunder is a material inducement for the Company to enter into this Agreement, and (ii) the Deposit is paid, held and (if applicable) refunded on the terms set forth in Sections 1(c) and 7 hereof, it being understood that the payment of the Deposit does not give rise to any binding obligation of such Buyer to purchase, or of the Company to sell, any Securities prior to the Effective Date and the Company’s acceptance of such Buyer’s subscription. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (as defined below). The Buyer is aware that Short Sales and other hedging activities may be subject to applicable federal and state securities laws, rules and regulations and the Buyer acknowledges that the responsibility of compliance with any such federal or state securities laws, rules and regulations is solely the responsibility of the Buyer.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby makes the representations and warranties set forth below to The Buyer:

(a) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Class A Ordinary Shares), have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governmental body. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Class A Ordinary Shares, and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Securities are duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. Upon issuance, the Securities, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Class A Ordinary Shares.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the memorandum of association, articles of association or other organizational documents of the Company or any of its Subsidiaries, or any shares, capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company’s incorporation or in which it or its subsidiaries operate and the rules and regulations of the Nasdaq (the “Principal Market”) and including all applicable laws, rules and regulations of the Cayman Islands) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.

(e) Consents. The Company is not required to obtain any material consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Class A Ordinary Shares in the foreseeable future. The Company has notified the Principal Market of the issuance of all of the Securities hereunder, which does not require obtaining the approval of the shareholders of the Company or any other Person or Governmental Entity, and the Principal Market has completed its review of the related Listing of Additional Share form. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Equity Capitalization.

(i) Authorized and Outstanding Class A Ordinary Shares. The Company is authorized to issue 2,500,000,000 Class A Ordinary Shares, US$0.00004 par value per share. As of June 12, 2026, there are 22,786,500 Class A Ordinary Shares issued and outstanding.

(ii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and non-assessable.

(g) Registration Statement and Prospectus. The Class A Ordinary Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has prepared and filed the Registration Statement with the SEC on June 17, 2026 in conformity with the requirements of the Securities Act, including the Prospectus, and such amendments and supplements thereto as may have been filed to the date of this Agreement. The Registration Statement will be declared effective by the SEC under the Securities Act on a date on or prior to the Closing Date (the date on which the Registration Statement is so declared effective being the “Effective Date”). As of the Closing Date, the Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus, Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with in all material respects.

4.	COVENANTS.

(a) Reporting Status. The Company shall use its best efforts to file on a timely basis all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(b) Use of Proceeds. The Company shall use the proceeds from this offering for the purposes set forth in the Registration Statement and the Prospectus.

(c) Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Class A Ordinary Shares (as defined below) upon each national securities exchange and automated quotation system, if any, upon which the Class A Ordinary Shares are then listed or designated for quotation (as the case may be, each an “Eligible Market”), subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Securities from time to time issuable under the terms of the Transaction Documents on such Eligible Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Class A Ordinary Shares on an Eligible Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

(d) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Class A Ordinary Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less the Deposit previously paid by such Buyer) for the Class A Ordinary Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds.

(c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

6.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase its Class A Ordinary Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer such aggregate principal amount of Securities as set forth thereof.

(b) The Class A Ordinary Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

(c) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(d) The Registration Statement shall have been declared effective by the SEC under the Securities Act, the Prospectus shall have been filed with the SEC to the extent required by Rule 424(b) under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall be pending before or threatened by the SEC.

7.	TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer on or before the Long Stop Date, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, that (i) if such termination is due to the Company’s failure to satisfy any of the conditions set forth in Section 6 hereof (other than as a result of such Buyer’s breach) or due to the Company’s material breach of its obligations hereunder, the Company shall promptly (and in any event within five (5) Business Days) return the Deposit to such Buyer; (ii) the right to terminate this Agreement under this Section 7 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (iii) the abandonment of the sale and purchase of the Securities shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described herein. Nothing contained in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

Notwithstanding the foregoing, if the Registration Statement has not been declared effective by the SEC under the Securities Act on or before September 30, 2026 (the “Long Stop Date”), then this Agreement shall automatically terminate with respect to each Buyer at the close of business on the Long Stop Date, without any liability on the part of any party (save in respect of any antecedent breach), and the Company shall, promptly and in any event within five (5) Business Days following the Long Stop Date, return to each Buyer the full amount of the Deposit paid by such Buyer, without interest and free of any deduction. The right of each Buyer to a refund of the Deposit in the event that the Registration Statement is not declared effective on or before the Long Stop Date shall not be capable of waiver by the Company and shall prevail over any other provision of this Agreement, including, without limitation, any provision of Section 1 relating to the retention or forfeiture of the Deposit. The provisions of this Section 7 are an essential term of this Agreement and reflect the intention of the parties that, prior to the Effective Date and the Company’s acceptance of a Buyer’s subscription, this Agreement does not constitute, and shall not be construed as, a binding agreement for the purchase and sale of the Securities.

8.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(e) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next-day international delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	AGENCIA COMERCIAL SPIRITS LTD No. 23-1, Shenzun Rd., Shengang Dist.
Taichung City 429014,
Taiwan (R.O.C)
Telephone: +886-4-25614413
Email: Victsai@agcctw.com

If to a Buyer, to its address and e-mail address as set forth on the signature page hereof.

or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. In connection with any transfer of any or all of its Securities, a Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.

(g) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

AGENCIA COMERCIAL SPIRITS LTD

By:
Name:	Tsai Yi Yang
Title:	Director and Chief Executive Officer
(principal executive officer)

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Number of Class A Ordinary Shares Subscribed: ____________ Price per Share: ____________ Estimated Total Amount of Subscription	US$	Name of Buyer

Deposit Paid Herewith (10% of Estimated Total Amount of Subscription at the Assumed Price; subject to adjustment under Section 1(e)):	US$	Signature

Balance Due at Closing:	US$	Title/ Office (if the Buyer is an entity)

Address of Buyer

Email Address of Buyer

Exhibit A

Wire Transfer Instructions

This Exhibit A forms an integral part of the Securities Purchase Agreement (the “Agreement”), dated as of _________________, 2026, by and between AGENCIA COMERCIAL SPIRITS LTD (the “Company”) and ______________________ (the “Buyer”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

The Company hereby designates the following bank account for all payments to be made by the Buyer under the Agreement (including but not limited to, the Deposit and the Closing payment):

Beneficiary Name	:	AGENCIA COMERCIAL SPIRITS LTD
Beneficiary Address	:	[REDACTED]
Beneficiary Bank Name	:	[REDACTED]
Beneficiary Bank Address	:	[REDACTED]
SWIFT / BIC Code	:	[REDACTED]
Account Number	:	[REDACTED]
Routing Number (if applicable)	:	-
Reference/Remittance Info	:	Please reference the Buyer’s name and “SPA Deposit/Closing Payment”

Important Notes for Buyers:

1.	All bank transfer fees, intermediary bank charges, and correspondent bank costs shall be borne by the Buyer. The Company must receive the full amount of the Deposit or Closing payment in cleared, immediately available funds, free of any deductions.

2.	The Buyer shall send a copy of the wire transfer confirmation (bank remittance slip) to the Company via email at Victsai@agcctw.com promptly upon initiating each transfer.

3.	The Company reserves the right to update these wire instructions by written notice to each Buyer in accordance with Section 1(c)(iii) of the Agreement. Buyers shall not rely on any wire instructions other than those set forth in this Exhibit A or as subsequently updated in writing by the Company.

Acknowledged and Agreed:

The undersigned Buyer hereby acknowledges receipt of the initial wire instructions set forth in this Exhibit A.

Name of Buyer

Signature

Title/ Office (if the Buyer is an entity)

Date

(Note: This Exhibit A is to be completed separately for each Buyer. If the Agreement is entered into by multiple Buyers, each Buyer shall execute a separate counterpart of this Agreement with its own signature page and its own copy of this Exhibit A.)